Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares of Yimutian Inc. (the “Issuer”), and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

Dated: November 14, 2025

Beijing Fengmu Enterprise Consulting Center (Limited Partnership)

By:	/s/ ZHANG Ting
Name:	ZHANG Ting
Title:	Designated Representative of Executive Partner

Shanghai Yunfeng Equity Investment Management Center (Limited Partnership)

By:	/s/ HUANG Xin
Name:	HUANG Xin
Title:	Designated Representative of Executive Partner

Shanghai Yunfeng Enterprise Management Co., Ltd.

By:	/s/ HUANG Xin
Name:	HUANG Xin
Title:	Legal Representative

YU Xuedong

/s/ YU Xuedong
Name:	YU Xuedong

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